Exhibit 99.2

Independent Auditors’ Report

To the Board of Directors
PayOnline Group
Miami, Florida

We have audited the accompanying statements of and assets acquired and liabilities assumed by Net Element, Inc., pursuant to an Acquisition Agreement dated May 20, 2015, of the PayOnline Group, wholly owned subsidiaries of Social Discovery Ventures, at December 31, 2014 and 2013, and the related statements of revenues and direct expenses for the years ended December 31, 2014 and 2013, and the related notes (collectively, the Abbreviated Financial Information).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Abbreviated Financial Information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Abbreviated Financial information that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Abbreviated Financial Information based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Abbreviated Financial Information referred to above present fairly, in all material respects, the statements of assets acquired and liabilities assumed of the PayOnline Group at December 31, 2014 and 2013, and the statements of revenues and direct expenses for the years then ended, in conformity with U.S. generally accepted accounting principles.

Continued for previous page

Emphasis of Matter

The accompanying Abbreviated Financial Information was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K as described in Note 1, and are not intended to be a complete presentation of the financial position or the results of operations of the PayOnline Group.

/s/ Daszkal Bolton, LLP

Fort Lauderdale, Florida
July 29, 2015

PayOnline Group

Abbreviated Statements of Assets Acquired and Liabilities Assumed

December 31, 2014 and 2013

	2014	2013

Current assets:
Cash and cash equivalents	$26,762	$86,549
Short-term deposits in banks	159,976	155,824
Trade receivables	323,641	236,852
Other current assets	45,918	94,261
Total current assets	556,297	573,486
Non-current assets:
Intangible assets, net	235,434	193,221
Property, plant and equipment, net	37,984	83,767
Total non-current assets	273,418	276,988
Total assets acquired	$829,715	$850,474
Current liabilities:
Customer deposits	$47,224	$378,122
Loans	98,718	51,025
Other current liabilities	64,943	69,928
Total current liabilities	210,885	499,075
Non-current liabilities:
Deferred tax liabilities	71,189	10,954
Total liabilities assumed	282,074	510,029
Net assets acquired	$547,641	$340,445

See notes to the abbreviated financial statements.

PayOnline Group

Abbreviated Statements of Revenues and Direct Expenses

For the Years Ended December 31, 2014 and 2013

	2014	2013

Net Revenues	$6,729,228	$5,997,495
Direct expenses:
Bank commissions	4,595,623	4,047,877
Employee salaries and related benefits	814,121	966,162
Technology consulting and maintenance	86,475	46,586
Professional fees and other consulting expenses	225,598	96,101
Marketing expenses	201,176	306,613
Lease expenses	216,876	298,651
Communications	38,938	49,165
Depreciation expenses	20,112	16,528
Amortization expenses	65,714	37,506
Other direct expenses	36,075	54,151
Total direct expenses	6,300,709	5,919,340
Net Revenues less Direct Expenses	$428,520	$58,155

See notes to the abbreviated financial statements.

PayOnline Group

Notes to Abbreviated Financial Statements

Note 1 – Background and Basis of Presentation

PayOnline Group provides card payment processing services to merchants in the Russian Federation, Europe and Asia. PayOnline Group’s proprietary integrated platform of payment processing solutions enables merchants to process, Credit, Debit, Card2Card transfer and Payment Split transactions. PayOnline Group also is a Validated Level 1 PCI Data Security Service Provider. The business of PayOnline Group is comprised of (i) PayOnline System LLC (Russia), (ii) Innovative Payment Technologies LLC (Russia) (“IPT LLC”), (iii) Brosword Holding Limited (Cyprus), and (iv) Polimore Capital Limited (Cyprus) (collectively, “PayOnline,” “PayOnline Group” or “the Company”).

In March 2015, the Board of Directors of Social Discovery Ventures (“SDV”) approved the sale of its PayOnline merchant payment processing portfolio investments to a subsidiary of Net Element, Inc. The proposed transaction was finalized in May 2015.

The PayOnline carve-out financial information presents the historical carve-out financial position and results of operations of PayOnline. The PayOnline financial information has been derived from the accounting records of SDV on a carve-out basis and the results do not necessarily reflect what the results of operations and financial position would have been had PayOnline been operating as a separate entity or its future results in respect of Net Element, Inc. as it will exist upon completion of the transaction.

SDV’s investment in PayOnline, presented as “Net Assets” in the PayOnline carve-out abbreviated financial information, includes the accumulated net earnings and accumulated net distributions to SDV. PayOnline’s results are comprised of the historical operations of the integrated operations of PayOnline, as well as a portion of the market optimization and corporate functions of SDV.

PayOnline historically has been operated as a component within a large compendium of jointly operated and integrated complimentary investments and has utilized the former owner’s centralized corporate/taxation accounting system, as well as its legal services and certain IT related services, costs which were shared among all of the former owner’s jointly operated investments and businesses.

The majority of the assets and liabilities of PayOnline have been identified based on the existing divisional structure. The operating results of PayOnline have been specifically identified based on SDV’s existing divisional organization. However, certain other expenses presented in the Statement of Revenues and Direct Expenses represent allocations and estimates of the cost of corporate and administrative services incurred by SDV.

Salaries and related benefits have been allocated to PayOnline based on management’s best estimate of how services historically were provided by existing employees.

Estimates for administration costs, namely rent, accounting and legal services and IT support, have been allocated based on methodologies that management believes to be reasonable.

PayOnline Group

Notes to Abbreviated Financial Statements

Note 1 – Background and Basis of Presentation, continued

Income taxes have been recorded as if PayOnline had been a separate tax paying legal entity, filing separate tax returns in its local jurisdictions. The calculation of income taxes is based on a number of assumptions, allocations and estimates, including those used to prepare the PayOnline Carve-out financial information.

Note 2 – Summary of Significant Accounting Policies

Principles of Presentation

The carve-out financial information includes the combined accounts of PayOnline System LLC, Polimore Capital Limited, Brosword Holding Limited and Innovative Payment Technologies, LLC (collectively, the “Company”), and are presented in accordance with generally accepted accounting principles in the United States. All significant intercompany account balances and transactions have been eliminated in combination.

Foreign Currency

The Russian Ruble (“RUB”) is the functional currency of PayOnline System LLC and IPT LLC. The U.S. dollar is the functional currency of Polimore Capital Ltd and Brosword Holding Ltd. The presentation currency of the Company is U.S. dollars.

All asset and liability amounts of PayOnline System LLC and IPT LLC have been translated into U.S. dollars at end-of-period exchange rates. Income and expenses have been translated at average exchange rates in effect during the years presented. Differences from translation of foreign currency financial statements into presentation currency have been included in Net assets acquired.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three (3) months or less to be cash equivalents.

Accounts Receivable

The Company continually monitors the rate of credit card collections on a merchant by merchant basis. The Company maintains reserves for potential credit losses which, when realized, have been within the range of management's allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts based on historical credit card collection experience and any specific merchant collection issues that the Company has identified. At December 31, 2014 and 2013, the Company determined that no allowance for doubtful accounts was necessary.

Property and Equipment

Property and equipment is primarily comprised of computer equipment, servers and furniture and are stated at cost. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets, generally five (5) years.

PayOnline Group

Notes to Abbreviated Financial Statements

Note 2 – Summary of Significant Accounting Policies

Intangible Assets

Intangible assets consist principally of the cost of internally and externally developed payment processing technologies which are amortized using the straight-line method over their respective useful lives, generally five (5) years.

Intangible assets which were sponsored and funded by government grants are presented net of the amount of the corresponding grant. The grant is amortized concurrently over the life of the corresponding intangible asset as a reduction to amortization expense.

Revenue Recognition

Revenue is generated from fees charged to merchants for web-based payment processing services. The Company charges these merchants a percentage rate based upon the merchant's monthly charge volume and risk profile. In addition the Company receives fees for providing administrative support to merchants. Revenue is recognized when the services are rendered.

In accordance with the agreements of the Company and the banks, the Company bears main risks in relation of the full amount of payment, including credit risk for insolvent merchants. Thus the Company’s revenue includes the Company’s commissions and fees received from merchants and banks, and bank commission retained by banks from merchants.

Income Taxes

Income taxes have been calculated in accordance with local legislation of the country where the corresponding company operates. Deferred income tax is provided using the balance sheet liability method for tax loss carry forwards and temporary differences arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets for deductible temporary differences and tax loss carry forwards are recorded only to the extent that it is probable that future taxable profit will be available against which the deductions can be utilized.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2014 and 2013, the Company has no liabilities for uncertain tax positions. The Company's policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, and changes in tax law and new authoritative rulings.

Generally, the Company is not subject to examinations by income tax authorities prior to 2011.

Date of Management’s Review

Management has considered all events that have occurred subsequent to December 31, 2014 and through July 29, 2015, the date these abbreviated financial statements were available to be issued.

PayOnline Group

Notes to Abbreviated Financial Statements

Note 3 – Intangible Assets

Intangible assets consisted of the following at December 31, 2014 and 2013:

		2014			2013
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Software	$334,939	$(88,460)	$246,479	$330,415	$(56,494)	$273,921
Other	25,546	(1,291)	24,255	465	(261)	204
Grant	(58,834)	23,534	(35,300)	(101,130)	20,226	(80,904)
Total	$301,651	$(66,217)	$235,434	$229,750	$(36,529)	$193,221

The following table shows future amortization expenses for intangible assets at December 31, 2014:

	2015	2016	2017	2018	2019
Amortization expense	$59,113	$55,238	$55,230	$34,129	$31,724

The Company received four (4) grants from the Russian government. All grants are fixed-priced and aimed at development of software for payments processing. The Company owns all rights for software developed, while under government request may be required to provide a non-exclusive license for use of the software. At December 31, 2014 the Company remains obligated to provide certain reports to the granting agency.

Note 4 – Loans Payable

During 2014, Polimore Capital Limited issued unsecured loans payable to a third party. The loans aggregate to approximately $60,000, and accrue PIK interest at six percent (6.0%) per annum. The amount of interest charged is payable together with the loan at maturity in 2019. The loans include certain restrictive covenants. At December 31, 2014, Polimore was out of compliance, and therefore the loans have been classified within current liabilities.

Other loans at December 31, 2014, and all loans at December 31, 2013, represent unsecured short-term borrowings received from individuals with interest rates of up to six percent (6.0%) per annum.

Note 5 – Commitments and Contingencies

Legal Matters

From time to time, the Company may become party to asserted claims, litigation and/or administrative proceedings arising from its operations in the ordinary course of business. The Company is not a party to any litigation or administrative proceedings that management believes would have a material adverse effect on the Company’s business, results of operations, financial condition or cash flows.

PayOnline Group

Notes to Abbreviated Financial Statements

Note 5 – Commitments and Contingencies, continued

Tax legislation

Russian tax, currency and customs legislation is subject to varying interpretation, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the Company may be challenged by the regional and federal authorities. The tax authorities may be taking a more assertive position in their interpretation of legislation and their assessments, and it is possible that transactions and activities that have not been challenged in the past may be challenged. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect to taxes for three calendar years preceding the year of review. Under certain circumstances, reviews may cover longer periods.

PayOnline System LLC uses a simplified tax regime and pays 15% tax from income calculated by cash method according to tax rules instead of ordinary income tax, VAT and some other. PayOnline System LLC will be required to switch to the ordinary tax system from the simplified tax regime after the acquisition because in accordance with the Russian legislation the simplified tax regime is not allowed for entities owned by corporations.

Note 6 – Concentration of Risk

Cash Concentrations

The Company holds cash and places deposits mainly at VTB Bank and SDM bank. At December 31, 2014, cash and cash equivalents in the amount of $12,885 or 48%, and $76 998 or 89% at December 31, 2013, and 100% of deposits, were held in these banks. In December 2014, an “A-“ rating was assigned to SDM bank by Fitch rating agency and “Aaa.ru” rating was assigned to VTB Bank by VTB Moody’s rating agency.

Supplier’s Concentrations

During 2014, there was one (1) supplier who provided $249,811 of software development. There was no software development provided from this supplier in 2013.

Third Party Processors

The Company processes $6,258,927 or 93% of its revenues in 2014 ($5,643,200 or 94% of its revenues in 2013) through arrangements with VTB bank (formerly TranskreditBank).

Note 7 – Related Party Transactions

Payonline System LLC received two interest-free loans from a related party. The aggregate amount payable at December 31, 2013 was $52,437, and was repaid during 2014. Innovative Payment Technologies LLC received three interest-free loans from a related party in 2014. The aggregate amount payable at December 31, 2014 was $37,328.

PayOnline Group

Notes to Abbreviated Financial Statements

Note 7 – Related Party Transactions, continued

The following expenses represent allocations and estimates of the cost of services incurred by SDV. These allocations and estimates were based on methodologies that management believes to be reasonable and include administrative costs.

Shared expense ($)	2014	2013
Rent Expense	$215,265	$298,651
Professional Fees: Accounting Services	31,232	37,679
Professional Fees: Legal	31,232	37,679
Inside Consulting: Technology	31,232	37,679
Total	$308,961	$411,688

Note 8 – Cash Flow Information (unaudited)

The following table presents cash flows detailed by major activities:

	2014	2013
Cash flows from operating activities	$276,413	$500,496
Cash flows from investing activities	(340,262)	(249,680)
Cash flows from financing activities	17,926	(180,545)
Impact of foreign exchange on cash	(13,864)	(2,538)
Net change in cash	(59,787)	67,734
Cash and cash equivalents – beginning of the year	86,549	18,816
Cash and cash equivalents – end of the year	$26,762	$86,549

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